EXHIBIT 99.1

DGT Holdings Reports Fiscal 2012 First Quarter Financial Results

Highlights

  Villa Sistemi Medicali business sale completed on November 3rd
  FY 2012 first quarter sales increased 15.8% to $2.6 million from $2.2 million
  FY 2012 first quarter net income of $0.2 million
  Current cash net of debt position of $43.6 million or $11.28/share

BAY SHORE, N.Y., Dec. 5, 2011 (GLOBE NEWSWIRE) -- DGT Holdings Corp. (OTCBB:DGTC) ("DGT Holdings" or the "Company") today announced financial results for its fiscal 2012 first quarter ended October 29, 2011.

BUSINESS SALE

On August 3, 2011, the Board of Directors of the Company approved the sale of its Italian Subsidiary, Villa Sistemi Medicali S.p.A ("Villa"). On November 3, 2011, after the quarter end period, the Company completed the sale of Villa. As a result, it has been reflected as discontinued operations in the financial statements of the Company and prior periods have been restated. This business represented the entire Medical Systems Group.

FINANCIAL RESULTS

Sales for the fiscal 2012 first quarter increased 15.8% to $2.6 million from $2.2 million in the first quarter of fiscal 2011, due to increased volume at the Power Conversion Group.

Gross margin for the fiscal 2012 first quarter was 34.1% as compared to 24.1% in the same period last year.  The increase in margin is due to the additional volume and favorable product mix.

Operating expenses in the fiscal 2012 first quarter were $1.3 million, or 50.6% of total sales, compared to $1.2 million, or 51.5% of total sales, in the prior year's first quarter.

Operating loss for the fiscal 2012 first quarter was $0.4 million compared to an operating loss of $0.6 million in the first quarter of fiscal 2011. The Power Conversion Group had operating income of $0.1 million in the fiscal 2012 first quarter, compared to an operating loss of $0.2 million in the comparable period last year. Unallocated corporate expenses for the first quarter of fiscal 2012 totaled $0.5 million, as compared to $0.4 million in the first quarter of the prior year.

Loss from continuing operations in the first quarter of fiscal 2012 was $0.4 million, or $0.11 per share per basic and diluted share, compared to an operating loss of $0.6 million, or $0.35 per basic and diluted share in the prior year period.

Discontinued operations, related to the Villa sale, had net income of $0.6 million during the first quarter of fiscal 2012, on sales of $11.4 million, compared to net income of $0.9 million in the first quarter of fiscal 2011, on sales of $13.3 million.

Net income in the first quarter of fiscal 2012 was $0.2 million, or $0.05 per basic and diluted share, compared to net income of $0.3 million, or $0.15 per basic and diluted share in the comparable prior year period.

BACKLOG

Consolidated backlog at October 29, 2011 was $4.5 million compared to $4.4 million at July 30, 2011. Substantially all of the backlog should result in shipments within the next 12 to 15 months.

SUBSEQUENT EVENT

On November 3, 2011, the Company completed the sale of Villa for $21.8 million and a dividend of cash held by Villa at the closing date of $4.5 million. The Company retained the Villa facility and leases it to Villa for 335,000 euro/per year for an initial lease term of six years, with a six year renewal.

FINANCIAL CONDITION

DGT Holdings' balance sheet at October 29, 2011 reflected working capital of $37.5 million, which included $23.0 million of cash and cash equivalents.

The Company's current cash balance, net of debt, but including the cash from the Villa sale as if the sale had taken place as of October 29, 2011, is $43.6 million, or $11.28 per share.

COMMENTS

John J. Quicke, DGT Holdings' President and Chief Executive Officer, commented, "Our  first quarter  results reflect a modest increase in sales over the prior fiscal year, and an increase in gross margin due to favorable product mix. We continue to actively pursue acquisitions in the U.S. market. Our cash balances and potential credit lines position us to make substantial investments when compared to our historical operations. "

ABOUT DGT HOLDINGS

DGT Holdings Corp. manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications through its Power Conversion Group's RFI subsidiary.

The DGT Holdings Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8578

The Company's web site is www.dgtholdings.com.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. DGT Holdings cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of DGT Holdings to introduce products as scheduled; obtaining necessary product certification; implementation of its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

DGT HOLDINGS CORP.
STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 29, 2011	October 30, 2010

Sales	$ 2,602	$ 2,247
Cost of Sales	1,714	1,705

Gross Margin	888	542

Selling, General and Administrative	1,267	1,116
Research and Development	49	41
Total Operating Expenses	1,316	1,157

Operating Loss	(428)	(615)

Interest Expense, net	(1)	(29)
Other Income (Expense)	--	--

Net Loss Before Income Tax Provision	(429)	(644)
Income Tax Provision	--	1

Net Loss from Continuing Operations	(429)	(645)

Income from Discontinued Operations, net of tax	629	918

Net Income	$ 200	$ 273

Net Income (Loss) Per Basic and Diluted Share:
Continuing Operations	$ (0.11)	$ (0.35)
Discontinued Operations	0.16	0.50
Net Income Per Basic and Diluted Share	$ 0.05	$ 0.15

Weighted Average Number of Common Shares Outstanding (in thousands)*:
Basic	3,868	1,817
Diluted	3,868	1,817

* Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011

DGT HOLDINGS CORP.
SELECTED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	October 29, 2011	July 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 23,009	$ 23,629
Trade receivables, net	1,366	1,569
Inventories	1,794	1,708
Prepaid expenses and other current assets	198	223
Current assets of discontinued operations	26,370	25,716
Total current assets	52,737	52,845

NON-CURRENT ASSETS:
Property plant and equipment, net	4,381	4,651
Deferred income taxes	526	571
Other assets	89	95
Non-current assets of discontinued operations	5,074	5,139
Total non-current assets	10,070	10,456
TOTAL ASSETS	$ 62,807	$ 63,301

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$ 79	$ 82
Accounts payable – trade	690	730
Accrued expenses	679	878
Current liabilities of discontinued operations	13,776	13,008
Total current liabilities	15,224	14,698

NON-CURRENT LIABILITIES:
Long-term debt, less current portion	2,339	2,355
Non-current liabilities of discontinued operations	1,841	1,950
Total non-current liabilities	4,180	4,305
Total liabilities	19,404	19,003

SHAREHOLDERS' EQUITY:
Total shareholders' equity	43,403	44,298
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 62,807	$ 63,301
CONTACT: DGT HOLDINGS CORP.
         John J. Quicke
         Chief Executive Officer

         Mark A. Zorko
         Chief Financial Officer
         (631) 231-6400 ext. 323
         mzorko@dgtholdings.com